UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2009

ANSYS, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-20853	04-3219960
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Technology Drive, Canonsburg, PA	15317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 746-3304

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On May 7, 2009 the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On May 7, 2009, as part of the Company’s ongoing effort to manage expenses and its overall cost structure, the Company committed to a reduction of approximately 6% of the Company’s global workforce. The Company will begin notifying affected individuals on May 7, 2009.  The terminations are expected to be substantially completed by the end of the second quarter of 2009, and to result in estimated pre-tax charges in the range of approximately $4.5-5.7 million, consisting primarily of severance costs, that will be expensed in the second quarter of 2009, of which approximately $2 million is expected to be paid in the second quarter of 2009 and the balance of which is expected to be paid in the third and fourth quarters of 2009.

Item 9.01. Financial Statements and Exhibits.

    Exhibit 99.1.       Press release dated May 7, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSYS, Inc.
(Registrant)

May 7, 2009	/s/ James E. Cashman III
(Date)	James E. Cashman III
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Index
99.1	Press release dated May 7, 2009